FOREIGN CUSTODY MANAGER AGREEMENT

                                   SCHEDULE II

                           Europe 1.25x Strategy Fund
                               NASDAQ-100(R) Fund
                           Multi-Hedge Strategies Fund
                             Japan 2x Strategy Fund
                           Global 130/30 Strategy Fund
                           Global Market Neutral Fund
                      Long/Short Commodities Strategy Fund
                   Event Driven and Distressed Strategies Fund
                           Alternative Strategies Fund
                         Long Short Equity Strategy Fund